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                                                                    Exhibit 99.1

       HINES HORTICULTURE, INC. RECEIVES NASDAQ STAFF DETERMINATION LETTER

                  IRVINE, CALIFORNIA - APRIL 23, 2007 - Hines Horticulture, Inc. (Nasdaq: HORT) today announced that on April 18, 2007 it received a Nasdaq Staff Determination Letter stating that the company is not in compliance with the requirements for continued listing as set forth in Nasdaq Marketplace Rule 4310(c)(14) because it has not timely filed its Annual Report on Form 10-K for its fiscal year ended December 31, 2006.

                  Accordingly, the Nasdaq Staff Determination Letter indicated that the company's securities are subject to delisting from the Nasdaq Global Market unless Hines Horticulture, Inc. requests a hearing before a Nasdaq Listing Qualifications Panel. The company intends to timely request a hearing to review the staff's determination, which will automatically stay the delisting and allow the company's common stock to continue trading on Nasdaq under its symbol, HORT, pending the hearing and a decision by the Qualifications Panel. There can be no assurance that the Qualifications Panel will grant the company's request for continued listing as a result of the hearing.

                  Hines Horticulture is endeavoring to become current in its filings under the Securities Exchange Act of 1934 as soon as practicable.

ABOUT HINES HORTICULTURE, INC.
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                  Hines Horticulture is a leading operator of commercial
nurseries in North America, producing one of the broadest assortments of container grown plants in the industry. Hines Horticulture sells nursery products primarily to the retail segment, which includes premium independent garden centers, as well as leading home centers and mass merchandisers, such as Home Depot, Lowe's and Wal-Mart.

SAFE HARBOR STATEMENT
---------------------

                  Certain statements and information contained in this press release constitute forward-looking statements within the meaning of the Federal Private Securities Litigation Reform Act of 1995. The company intends that all such statements shall be subject to the "safe harbor" provisions regarding forward-looking statements contained in Section 27A of Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of Hines Horticulture, Inc. to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Among the important factors or risks that could cause actual results or events to differ materially from those in the forward-looking statements in this release include general economic trends and seasonality, our substantial leverage and ability to service our debt, restrictive covenants under our debt facilities, competitive practices in the industry in which we compete, fluctuations in our operating costs, revenues and cash flows from operations, our dependence on a limited number of key customers, litigation and other factors. In light of the significant uncertainties inherent in the forward-looking information included herein, the inclusion of such information should not be regarded as a representation by the company or any other person that the company's objectives or plans will be achieved. Investors are cautioned not to place undue reliance on any forward-looking statements. Additional detailed information concerning a number of important factors that could cause actual results to differ materially from the forward-looking information contained in this release is publicly available in Hines Horticulture's filings with the Securities and Exchange Commission.